Exhibit 10.1

NINTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into effective as of March 29, 2012 (the “Effective Date”), among NORTHWEST PIPE COMPANY, an Oregon corporation (the “Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

The Borrower, Administrative Agent and certain lenders party thereto from time to time are parties to that certain Amended and Restated Credit Agreement entered into as of May 31, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”). The Borrower and Administrative Agent desire to amend the Credit Agreement as set forth herein. The Required Lenders (as that term is defined in the Credit Agreement), and Bank of America, N.A., as Swing Line Lender and L/C Issuer, have consented to the amendments to the Credit Agreement set forth herein as indicated by their signatures below.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1. Recitals. The Recitals are true.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Credit Agreement.

3. Amendment to Section 1.01 of the Credit Agreement. The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

“Aggregate Commitments” means the Commitments of all the Lenders. As of March 29, 2012, the amount of the Aggregate Commitments is $115,000,000.

“Asset Coverage Ratio” means the ratio of (a) the sum of (i) 85% of Eligible Accounts Receivable, plus (ii) 60% of Eligible Inventory to (b) Consolidated Total Debt. All of the foregoing shall be determined by Administrative Agent upon receipt and review of all collateral reports required in the Loan Documents and such other documents and collateral information as Administrative Agent may from time to time require. This ratio shall be calculated at the end of each fiscal quarter of the Borrower.

“Maturity Date” means April 30, 2013; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Required Lenders” means, as of any date of determination, at least two Lenders having at least 80% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, at least two Lenders holding in the aggregate at least 80% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

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4. Amendment to Section 6.17 of the Credit Agreement. A new paragraph (f) is hereby added to the end of Section 6.17 of the Credit Agreement, to read in its entirety as follows:

(f) Minimum Consolidated EBITDA. The Borrower shall maintain a minimum Consolidated EBITDA for each period of four fiscal quarters (commencing with the four fiscal quarter period ending March 31, 2012) equal to or greater than $42,000,000.

5. Amendment to Section 8.01 of the Credit Agreement. A new paragraph (n) is hereby added to the end of Section 8.01 of the Credit Agreement, to read in its entirety as follows:

(n) Consolidated EBITDA for the four fiscal quarter period ending on December 31, 2011 (as calculated based on the Borrower’s audited financial statements for the fiscal year ended December 31, 2011) is less than $42,000,000.

6. Amendment to Schedule 2.01 to the Credit Agreement. Schedule 2.01 to the Credit Agreement is amended in its entirety by substituting Schedule 2.01 attached hereto as Exhibit A for Schedule 2.01 attached to the Credit Agreement.

7. Certain Letters of Credit; Release of Cash Collateral. The parties hereto acknowledge and agree that the following standby Letters of Credit have expiry dates beyond the Maturity Date (prior to giving effect to this Amendment) and that such Letters of Credit have been Cash Collateralized: (i) SLC 00000003081359 P and (ii) SLC 00000003102298 P. Upon receipt of the audited financial statements of the Borrower for the fiscal year ending December 31, 2011 and provided that no Default then exists, the Cash Collateral securing such Letters of Credit (and any other Letters of Credit that Cash Collateralized as of the date hereof solely by the operation of subclause (B) of Section 2.03(g)(i) of the Credit Agreement) shall be released.

8. Waiver. The Required Lenders hereby waive any non-compliance by the Loan Parties to date with covenants set forth in Sections 6.01, 6.02 and 6.03(d) of the Credit Agreement and the financial covenants set forth in Section 6.17 of the Credit Agreement (each as in effect prior to this Amendment) solely to the extent resulting from the restatement of the Borrower’s financial statements for the fiscal years ending December 31 of each of 2009 and 2010. The waiver is limited solely to the waiver specifically provided in the preceding sentence, and nothing contained in this Amendment shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable Law and nothing herein shall modify or affect the obligations of the Loan Parties to comply with each and every duty, term, condition or covenant contained in the Credit Agreement and the other Loan Documents from and after the date hereof.

9. Conditions Precedent. This Amendment shall become effective upon satisfaction of the following conditions precedent:

(a) Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Required Lenders and the Administrative Agent.

(b) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of legal counsel to the Borrower, addressed to the Administrative Agent and each Lender, dated as of the date hereof, and in form and substance satisfactory to the Administrative Agent.

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(c) Organization Documents, Resolutions, Etc. The Administrative Agent shall have received the following, in form and substance satisfactory to the Administrative Agent:

(i) certificates of Responsible Officers of the Borrower certifying that the Organization Documents of the Borrower delivered to the Administrative Agent on the Closing Date have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof, or, if such Organization Documents have been amended, supplemented or otherwise modified, attaching certified copies of the Organization Documents;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(d) Amendment Fee. Upon the Effective Date, the Borrower shall pay to Administrative Agent, for the account of each Lender consenting hereto, an amendment fee equal to 0.125% of such Lender’s Commitment.

10. Release. As a material part of the consideration of Administrative Agent entering into, and the Required Lenders consenting to, this Amendment, the Borrower hereby releases and forever discharges Administrative Agent, the Lenders and each of their respective successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (all the foregoing, collectively, the “Releasees” and individually, a “Releasee”), jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Borrower may have or claim to have against Releasees (or any one or more of them); provided, however, that neither Administrative Agent nor any Lender nor any other Releasee shall be released hereby from: (i) any obligation to pay to the Borrower any amounts that the Borrower may have on deposit with Administrative Agent or any Lender, in accordance with applicable laws and the terms of the documents establishing any such deposit relationship; or (ii) any claim (including without limitation any claim for breach of the Credit Agreement or other Loan Document) arising from any action, inaction or conduct of Administrative Agent or the Lenders or the other Releasees after the Effective Date.

11. No Further Amendment, Expenses. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, the Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Administrative Agent and Lenders on request for all reasonable expenses, including legal fees actually incurred by Administrative Agent and Lenders in connection with the preparation of this Amendment and any other amendment documents.

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12. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment, it being understood that the Administrative Agent may rely on a facsimile counterpart signature page hereof for purpose of determining whether a party hereto has executed a counterpart hereof.

(b) Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

(c) Certain Agreements Not Enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

[Signatures appear on the following page.]

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EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	NORTHWEST PIPE COMPANY

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.

By:
Name:
Title:

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UNION BANK, N.A., (f/k/a Union Bank of California, N.A.)

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

SWING LINE LENDER AND L/C ISSUER:

BANK OF AMERICA, N.A., as Swing Line Lender and L/C Issuer

By:
Name:
Title:

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EXHIBIT A

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$50,000,000.00	43.478260870%

Union Bank, N.A.	$26,666,666.68	23.188405809%

HSBC Bank USA,
National Association	$19,166,666.66	16.666666661%

U.S. Bank, National Association	$19,166,666.66	16.666666661%

Total	$115,000,000	100%

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